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                                    EXHIBIT G
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                 List of Parties to the Stockholders' Agreement
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Leonard A. Lauder, (a) individually, (b) as Trustee of The Estee Lauder 2002
Trust and (c) as Trustee of The 1995 Estee Lauder LAL Trust

Ronald S. Lauder, (a) individually, (b) as Trustee of The Descendents of Ronald
S. Lauder 1966 Trust, (c) as Trustee of The Estee Lauder 2002 Trust and (d) as Trustee of The 1995 Estee Lauder RSL Trust

William P. Lauder, (a) individually, (b) as Trustee of the 1992 GRAT Remainder Trust f/b/o William Lauder and (c) as Trustee of The 1992 GRAT Remainder Trust f/b/o Gary Lauder

Gary M. Lauder, (a) individually, (b) as Trustee of the 1992 GRAT Remainder Trust f/b/o William Lauder, (c) as Trustee of The 1992 GRAT Remainder Trust f/b/o Gary Lauder, (d) as custodian under the New York Uniform Transfers to Minors Act for the benefit of Danielle Lauder, (e) as custodian under the New York Uniform Transfers to Minors Act for the benefit of Rachel Lauder and (f) as Trustee of the Gary M. Lauder Revocable Trust u/a/d as of August 10, 2000, Gary
M. Lauder, Settlor

LAL Family Partners L.P.

Lauder & Sons L.P.

Joel S. Ehrenkranz, (a) as Trustee of the 1992 GRAT Remainder Trust f/b/o William Lauder, (b) as Trustee of The 1992 GRAT Remainder Trust f/b/o Gary Lauder and (c) as Trustee of The 1995 Estee Lauder LAL Trust

Richard D. Parsons, (a) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Estee Lauder and Joseph H. Lauder, as Grantors, (b) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Ronald S. Lauder, as Grantor, (c) as Trustee of The 1995 Estee Lauder RSL Trust, (d) as Trustee of the Aerin Lauder Zinterhofer 2000 Revocable Trust u/a/d April 24, 2000, Aerin Lauder Zinterhofer, as Grantor and (e) as Trustee of the Aerin Lauder Zinterhofer 2004 GRAT

The Rockefeller Trust Company (Delaware), as Trustee of the Aerin Lauder Zinterhofer 2004 GRAT

Ira T. Wender, (a) as Trustee of The Estee Lauder 2002 Trust, (b) as Trustee of The 1995 Estee Lauder LAL Trust and (c) as Trustee of The 1995 Estee Lauder RSL Trust

The Estee Lauder Companies Inc.

The Ronald S. Lauder Foundation


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